Exhibit 99.1

INVESTOR CONTACT:

Jessica Kourakos

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

Synopsys Posts Financial Results for
Second Quarter of Fiscal 2004

MOUNTAIN VIEW, Calif. May 19, 2004 — Synopsys, Inc. (Nasdaq:  SNPS), the world leader in semiconductor design software, today reported results for its second quarter ended April 30, 2004.

For the second quarter of fiscal 2004, Synopsys reported revenue of $294.6 million, a 1% increase over revenue of $292.0 million for the second quarter of fiscal 2003.  For the six-month period ended April 30, 2004, revenue was $579.9 million, an increase of 4% over revenue of $560.2 million for the same period in 2003.

GAAP Results

On a generally accepted accounting principles (GAAP) basis, for the second quarter of fiscal 2004, net income was $28.7 million, or $0.18 per share, compared to net income of $22.3 million, or $0.15 per share, for the second quarter of fiscal 2003.  GAAP net income for the six-month period ended April 30, 2004 was $60.9 million, or $0.37 per share, compared to $56.7 million, or $0.37 per share, for the same period in 2003.

Non-GAAP Results

On a non-GAAP basis, net income was $57.1 million, or $0.35 per share, for the second quarter of fiscal 2004 compared to non-GAAP net income of $61.2 million, or $0.40 per share, for the second quarter of fiscal 2003.  Non-GAAP net income for the six-month period ended April 30, 2004 was $111.4 million, or $0.68 per share, compared to $113.7 million, or $0.74 per share, for the same period in 2003.

Per share data for the periods presented reflects the Company’s two-for-one stock split completed on September 23, 2003. GAAP and non-GAAP net income are reconciled under “GAAP Reconciliation” below.

"Recently, the overall spending environment for our solutions has firmed up," said Aart de Geus, Chairman and Chief Executive Officer of Synopsys. “Customers are moving more aggressively to smaller geometries and we are unveiling some remarkable new technology that cements our position as the industry leader.  These trends should bode well for us for the remainder of the year.”

Financial Outlook

Synopsys also announced its operating model targets for the third quarter of fiscal 2004 and revised targets for the full year.  The following targets are forward-looking and based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter of Fiscal 2004 Targets:

•	Revenue: $300 million - $320 million
•	Non-GAAP expenses: $220 million - $230 million
•	Non-GAAP other income and expense: ($2.0) million – $1.0 million
•	Fully diluted outstanding shares: 158 million - 166 million
•	Tax rate applied in net income calculations: 31%
•	Non-GAAP earnings: $0.35 - $0.40 per share
•	Upfront licenses as a percentage of product bookings: 30%, plus or minus 5%

Fiscal Year 2004 targets:

•	Orders: $1.4 billion
•	Revenue: $1.20 billion - $1.23 billion
•	Non-GAAP earnings: $1.37 - $1.47 per share
•	Upfront licenses as a percentage of product bookings: 30%, plus or minus 5%

Effectiveness of Guidance

The targets set forth above represent Synopsys’ expectations as of the date of this release only.  Although this release will remain available on the Synopsys website, its continued availability does not indicate that Synopsys is reaffirming or confirming its continued validity.  Synopsys does not currently intend to report on its progress during the third quarter of fiscal 2004 or comment to analysts or investors on, or otherwise update, such targets until it releases its quarterly results in August 2004.

GAAP Reconciliation

Non-GAAP net income consists of GAAP net income excluding, as applicable, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses (including, in the second quarter of fiscal 2004, the $10.0 million fee paid to Monolithic System Technology, Inc. (MoSys) in connection with the termination of the acquisition agreement between Synopsys and MoSys in April 2004), facilities realignment charges and continuing amounts relating to Synopsys’ workforce realignment announced in the fourth quarter of fiscal 2003. Intangible assets consist primarily of purchased technology, contract rights intangible, customer-installed base/relationships, trademarks and tradenames, covenants not to compete and customer backlog.  Non-GAAP net income is reduced by the amount of additional taxes that Synopsys would accrue if it used non-GAAP results instead of GAAP results to calculate Synopsys’ tax liability.

Synopsys’ management evaluates and makes operating decisions primarily based on the bookings and revenues of its core software and services business operations and the direct, ongoing and recurring costs of those operations such as cost of revenues and research and development, sales and marketing and general and administrative expenses.  Management does not believe amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses and workforce realignment charges are ordinary, ongoing and recurring operating charges for Synopsys’ core software and services business operations.  Therefore, management calculates the non-GAAP financial measures used in this earnings release excluding these charges and uses these non-GAAP financial measures to enable it to analyze better and more consistently the period-to-period financial performance of its core business operations.  Management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives investors additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Second Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP results for the periods indicated below:

Income Statement Reconciliation	Three Months Ended April 30,		Six Months Ended April 30,
(in thousands)	2004	2003	2004	2003

GAAP net income	$28,739	$22,289	$60,891	$56,674
Amortization of intangible assets and deferred stock compensation	34,351	33,478	68,835	62,261
Merger termination fee	10,000	—	10,000	—
In process research and development	—	18,250	—	18,250
Work force realignment charges at a lower cost than estimated	(641)	—	(1,782)	—
Facilities realignment charges	523	—	2,295	—
Tax effect	(15,886)	(12,826)	(28,833)	(23,527)
Non-GAAP net income	$57,086	$61,191	$111,406	$113,658

Income Statement Reconciliation Per Share	Three Months Ended April 30,		Six Months Ended April 30,
(in thousands, except per share data)	2004	2003	2004	2003

GAAP earnings per share	$0.18	$0.15	$0.37	$0.37
Amortization of intangible assets and deferred stock compensation	0.21	0.22	0.42	0.41
Merger termination fee	0.06	—	0.06	—
In process research and development	—	0.12	—	0.12
Work force realignment charges at a lower cost than estimated	—	—	(0.01)	—
Facilities realignment charges	—	—	0.01	—
Tax effect	(0.10)	(0.09)	(0.17)	(0.16)
Non-GAAP earnings per share	$0.35	$0.40	$0.68	$0.74

Shares used in calculation	161,840	153,034	163,779	153,102

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP target operating results for the periods indicated below:

Information regarding Target Expenses	Range for Three Months Ending July 31, 2004
(in thousands)	Low	High

Non-GAAP target expenses	$220,000	$230,000
Impact of amortization of intangible assets and deferred stock compensation	34,000	35,000
Impact of facility realignment charges	—	1,000
GAAP target expenses	$254,000	$266,000

Information regarding Target Earnings Per Share	Range for Three Months Ending July 31, 2004
	Low	High

Non-GAAP target earnings per share	$0.35	$0.40
Impact of amortization of intangible assets and deferred stock compensation per share, net of tax effect	(0.15)	(0.15)
Impact of facility realignment charges per share, net of tax effect	—	—
GAAP target earnings per share	$0.20	$0.25

Information regarding Target Earnings Per Share	Range for Fiscal Year Ending October 31, 2004
	Low	High

Non-GAAP target earnings per share	$1.37	$1.47
Impact of amortization of intangible assets and deferred stock compensation per share, net of tax effect	(0.59)	(0.58)
Impact of facility realignment charges per share, net of tax effect	(0.02)	(0.01)
GAAP target earnings per share	$0.76	$0.88

Synopsys will include final financial statements for the second quarter of fiscal 2004 in its Quarterly Report on Form 10-Q to be filed in June 2004.

Additional Financial Information Available on Synopsys Website

In connection with the issuance of this earnings release, Synopsys is making available to investors supplemental financial information, which can be found on Synopsys’ website at

http://www.synopsys.com/corporate/invest/finsupp/q204.pdf. Synopsys currently intends to provide this information on a quarterly basis.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling 1-888-276-9995 (612-332-0335 for international callers), access code 730804, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through the time of the announcement of Synopsys’ results for the third quarter of fiscal 2004 in August 2004.  Finally, Synopsys will post copies of the prepared remarks of Aart de Geus, Chairman and Chief Executive Officer, and Steve Shevick, Chief Financial Officer, on its website at http://www.synopsys.com/corporate/invest/invest.html following the call.

About Synopsys

Synopsys, Inc. (Nasdaq:  SNPS) is the world leader in electronic design automation (EDA) software for semiconductor design. The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips (SoCs). Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The sections of this earnings release entitled “Financial Outlook” and “GAAP Reconciliation” contain forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of factors, including but not limited to:

•	weakness or continued budgetary caution in the semiconductor or electronic systems industries;

•	lower-than-expected research and development spending by semiconductor and electronic systems companies;

•	lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers;

•	lower-than-anticipated new IC design starts;

•	competition in the market for Synopsys’ products and services;

•	failure to continue to improve Synopsys’ existing products;

•	failure to successfully develop additional intellectual property blocks for its IP business or to develop and integrate its design for manufacturing products;

•

difficulties in the ongoing integration of the products and operations of acquired companies or assets, including Numerical Technologies, Inc., Accelerant Networks, iRoC Technologies, and Analog Design Automation, into Synopsys’ products and operations;

•	unexpected changes in the mix of time-based licenses and upfront licenses;

•	adverse variations from currently projected customer payment terms;

•	downward pressure on maintenance orders, adversely affecting Synopsys’ future level of service revenue; and

•	an adverse outcome in the litigation between Synopsys and MoSys.

In addition, Synopsys’ actual expenses and earnings per share on a GAAP basis for the third quarter of fiscal 2004 and actual earnings per share on a GAAP basis for the full-year fiscal 2004 could differ materially from the targets stated under “Financial Outlook” above for a number of reasons, including a determination by Synopsys that any portion of its intangible assets have become impaired, changes in deferred stock compensation expenses caused by employee terminations, and integration and other acquisition-related expenses, amortization of additional intangible assets and deferred stock compensation associated with additional acquisitions, if any.

For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to documents Synopsys has filed with the Securities and Exchange Commission, specifically the section contained in Part I, Item 2 of Synopsys’ Quarterly Report on Form 10-Q for the first quarter of fiscal 2004 filed with the SEC on March 15, 2004 entitled “Factors That May Affect Future Results.”  Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter these forward-looking statements whether as a result of new information, future events or otherwise.

###

Synopsys is a registered trademark of Synopsys, Inc. All other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

	Three Months Ended April 30, 2004 (2)			Three Months Ended April 30, 2003 (2)
	GAAP Basis	Adjustments	Non-GAAP Basis	GAAP Basis	Adjustments	Non-GAAP Basis
Revenue:
Upfront license	$75,812	—	$75,812	$82,000	—	$82,000
Time-based license	162,946	—	162,946	148,061	—	148,061
Service	55,846	—	55,846	61,967	—	61,967
Total revenue	294,604	—	294,604	292,028	—	292,028
Cost of revenue:
Upfront license	6,770	—	6,770	3,845	—	3,845
Time-based license	10,872	—	10,872	13,472	—	13,472
Service	21,541	111	21,652	17,750	—	17,750
Amortization of intangible assets and deferred stock compensation	25,715	(25,715)	—	24,309	(24,309)	—
Total cost of revenue	64,898	(25,604)	39,294	59,376	(24,309)	35,067
Gross margin	229,706	25,604	255,310	232,652	24,309	256,961
Operating expenses:
Research and development	70,136	271	70,407	68,612	—	68,612
Sales and marketing	74,885	209	75,094	80,970	—	80,970
General and administrative	38,474	(10,473)	28,001	24,240	—	24,240
In-process research and development	—	—	—	18,250	(18,250)	—
Amortization of intangible assets and deferred stock compensation	8,636	(8,636)	—	9,169	(9,169)	—
Total operating expenses	192,131	(18,629)	173,502	201,241	(27,419)	173,822
Operating income	37,575	44,233	81,808	31,411	51,728	83,139
Other income, net	925	—	925	7,515	—	7,515
Income before provision for income taxes	38,500	44,233	82,733	38,926	51,728	90,654
Provision for income taxes	9,761	15,886	25,647	16,637	12,826	29,463
Net income	$28,739	$28,347	$57,086	$22,289	$38,902	$61,191
Basic earnings per share:
Net income per share	$0.19		$0.37	$0.15		$0.41
Weighted-average common shares	154,806		154,806	148,702		148,702
Diluted earnings per share:
Net income per share	$0.18		$0.35	$0.15		$0.40
Weighted-average common shares and equivalents	161,840		161,840	153,034		153,034

(1)

The Company’s fiscal year and second quarter ends on the Saturday nearest to October 31 and April 30, respectively. For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)	All common share and per share data for all periods presented are adjusted to reflect the Company’s two-for-one stock split completed on September 23, 2003.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

	Six Months Ended April 30, 2004 (2)			Six Months Ended April 30, 2003 (2)
	GAAP Basis	Adjustments	Non-GAAP Basis	GAAP Basis	Adjustments	Non-GAAP Basis
Revenue:
Upfront license	$135,302	—	$135,302	$136,520	—	$136,520
Time-based license	333,544	—	333,544	289,290	—	289,290
Service	111,022	—	111,022	134,354	—	134,354
Total revenue	579,868	—	579,868	560,164	—	560,164
Cost of revenue:
Upfront license	14,196	197	14,393	7,598	—	7,598
Time-based license	15,755	—	15,755	26,258	—	26,258
Service	45,114	111	45,225	39,770	—	39,770
Amortization of intangible assets and deferred stock compensation	50,955	(50,955)	—	45,102	(45,102)	—
Total cost of revenue	126,020	(50,647)	75,373	118,728	(45,102)	73,626
Gross margin	453,848	50,647	504,495	441,436	45,102	486,538
Operating expenses:
Research and development	140,473	754	141,227	135,881	—	135,881
Sales and marketing	145,631	580	146,211	152,208	—	152,208
General and administrative	67,611	(12,155)	55,456	46,791	—	46,791
In-process research and development	—	—	—	18,250	(18,250)	—
Amortization of intangible assets and deferred stock compensation	17,880	(17,880)	—	17,159	(17,159)	—
Total operating expenses	371,595	(28,701)	342,894	370,289	(35,409)	334,880
Operating income	82,253	79,348	161,601	71,147	80,511	151,658
Other (expense) income, net	(144)	—	(144)	16,725	—	16,725
Income before provision for income taxes	82,109	79,348	161,457	87,872	80,511	168,383
Provision for income taxes	21,218	28,833	50,051	31,198	23,527	54,725
Net income	$60,891	$50,515	$111,406	$56,674	$56,984	$113,658
Basic earnings per share:
Net income per share	$0.39		$0.72	$0.38		$0.77
Weighted-average common shares	155,556		155,556	148,440		148,440
Diluted earnings per share:
Net income per share	$0.37		$0.68	$0.37		$0.74
Weighted-average common shares and equivalents	163,779		163,779	153,102		153,102

(1)

The Company’s fiscal year and second quarter ends on the Saturday nearest to October 31 and April 30, respectively.  For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)	All common share and per share data for all periods presented are adjusted to reflect the Company’s two-for-one stock split completed on September 23, 2003.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands)

	April 30, 2004	October 31, 2003
ASSETS:
Current assets:
Cash and cash equivalents	$456,123	$524,308
Short-term investments	156,891	174,049
Total cash, cash equivalents and short-term investments	613,014	698,357
Accounts receivable, net of allowances of $9,991 and $8,295, respectively	220,854	200,998
Deferred income taxes	249,766	248,425
Income taxes receivable	49,328	72,124
Prepaid expenses and other current assets	33,336	19,302
Total current assets	1,166,298	1,239,206
Property and equipment, net	182,041	184,313
Long-term investments	7,730	8,595
Goodwill	568,535	550,732
Intangible assets, net	246,955	285,583
Other assets	66,914	38,924
Total assets	$2,238,473	$2,307,353

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$157,733	$204,226
Accrued income taxes	181,669	201,855
Deferred revenue	430,302	398,878
Total current liabilities	769,704	804,959
Deferred compensation and other liabilities	51,302	47,390
Long-term deferred revenue	21,581	21,594
Stockholders’ equity (2):
Common stock, $0.01 par value per share; 400,000 shares authorized; 155,247 and 155,837 shares outstanding, respectively	1,552	1,560
Additional paid-in capital	1,236,738	1,198,421
Retained earnings	226,403	251,979
Treasury stock, at cost; 1,882 and 662 shares, respectively	(67,117)	(20,733)
Deferred stock compensation	(4,738)	(7,170)
Accumulated other comprehensive income	3,048	9,353
Total stockholders’ equity	1,395,886	1,433,410
Total liabilities and stockholders’ equity	$2,238,473	$2,307,353

(1)

The Company’s fiscal year and second quarter ends on the Saturday nearest to October 31 and April 30, respectively.  For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)	All common share data for all periods presented are adjusted to reflect the Company’s two-for-one stock split completed on September 23, 2003.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$60,891	$56,674
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	96,272	90,875
In-process research and development	—	18,250
Write-down of long-term investments	1,901	2,065
Tax benefit associated with stock options	—	3,226
Deferred rent	(71)	1,351
Provision for doubtful accounts and sales returns	2,000	2,423
Net change in unrecognized gains and losses on foreign exchange contracts	(5,963)	13,683
Gain on sale of short- and long-term investments	(756)	(12,470)
Net changes in operating assets and liabilities:
Accounts receivable	(21,731)	(41,565)
Income taxes receivable	22,796	2,038
Prepaid expenses and other current assets	(14,034)	1,094
Other assets	(11,219)	3,259
Accounts payable and accrued liabilities	(50,294)	(65,433)
Accrued income taxes	(20,186)	5,077
Deferred revenue	31,269	62,893
Deferred compensation	10,842	4,623
Net cash provided by operating activities	101,717	148,063
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	533,313	113,799
Purchases of short-term investments	(516,099)	(134,246)
Proceeds from sale of long-term investments	300	18,231
Purchases of long-term investments	(1,254)	(800)
Purchases of property and equipment	(24,129)	(19,705)
Cash paid for acquisitions, net of cash received	(38,815)	(162,461)
Capitalization of software development costs	(1,371)	(1,308)
Net cash used in investing activities	(48,055)	(186,490)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	200,000	—
Payments on credit facility	(200,000)	—
Issuances of common stock	117,996	63,419
Purchases of treasury stock	(238,338)	(67,795)
Net cash used in financing activities	(120,342)	(4,376)
Effect of exchange rate changes on cash	(1,505)	(955)
Net decrease in cash and cash equivalents	(68,185)	(43,758)
Cash and cash equivalents, beginning of period	524,308	312,580
Cash and cash equivalents, end of period	$456,123	$268,822

(1)

The Company’s fiscal year and second quarter ends on the Saturday nearest to October 31 and April 30, respectively. For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.